UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 25, 2005

McKENZIE BAY INTERNATIONAL, LTD.
(Exact name of registrant as specified in its charter)

                       Delaware                   000-49690                           51-0386871

(State or other jurisdiction Incorporated)  (Commission File No.)    (I.R.S Employer Identification No.)

37899 Twelve Mile Road, Ste. 300, Farmington Hills, MI 48331        48331

                       (Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code:

(248) 489-1961

________________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01.

Entry into a Material Definitive Agreement.

Reference is made to the response to Item 8.01 of this Current Report.

Item 1.02.

Termination of a Material Definitive Agreement.

Reference is made to the response to Item 8.01 of this Current Report.

Section 8 – Other Events

Item 8.01

Other Events

Gary L. Westerholm announced on July 25, 2006 that he is retiring as an employee of McKenzie Bay International, Ltd.  The retirement will be effective July 31, 2006.  The retirement has the effect of, among other things, terminating the Employment Agreement dated December 22, 2005 between Mr. Westerholm and McKenzie Bay International, Ltd.

Mr. Westerholm co-founded McKenzie Bay Resources, the predecessor to McKenzie Bay International, Ltd., in 1996.  He has served on our Board of Directors of the Company since our inception and as Chairman of the Board of Directors since October, 2005. Mr. Westerholm served as our President from our beginning through October, 2005.  Mr. Westerholm will continue to serve as a member of our Board of Directors and as Chairman of the Board of Directors.

Mr. Westerholm intends to become an independent developer and seller of green energy, primarily electrical power produced by wind turbines.  He intends to purchase WindStor® systems from WindStor Power Co., a subsidiary of McKenzie Bay International, Ltd., and sell the power generated by such systems to his customers.

By agreement between Mr. Westerholm and us, the parties have entered into a Deferred Compensation Agreement whereby we will pay to Mr. Westerholm the arrearage owed on his salary of approximately $191,000 in monthly payments over a 39 month period, beginning  August 1, 2006.  The agreement also provides that we will provide health insurance for Mr. Westerholm for a period of 12 months and that Mr. Westerholm will resign as a Director of our subsidiary, WindStor Power Co.  Mr. Westerholm will remain a Director of our other subsidiary, Lac Doré Mining Co. and will, along with John W. Sawarin, attempt to liquidate its claims relating to the Lac Doré deposit.  We have agreed to negotiate separate compensation agreements with Messrs. Westerholm and Sawarin  in connection with any successful transaction they introduce to us.

We also agreed that WindStor Power Co. will offer to sell WindStor® systems to Mr. Westerholm at it’s standard pricing and will “grandfather” Mr. Westerholm in any area in which Mr. Westerholm has purchased and installed systems and in which WindStor later establishes a distributor. Unless Mr. Westerholm is able to provide maintenance through a provider approved by WindStor Power Co with respect to any system he may sell, Mr. Westerholm will pay an ongoing fee to WindStor Power Co. to provide maintenance for those systems.  Mr. Westerholm has not agreed to purchase any systems and there can be no assurance that he will ever purchase any systems.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MCKENZIE BAY INTERNATIONAL, LTD.

Date: July 26, 2006

By: /s/Donald C. Harms

---------------------------

      Donald C. Harms

      Secretary